UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2015, Quintiles Transnational Holdings Inc. (the “Company”) promoted Kevin K. Gordon to Chief Operating Officer and announced that Michael McDonnell is expected to join the Company in December 2015 as Chief Financial Officer. Mr. Gordon will continue to serve as the Company’s Chief Financial Officer until Mr. McDonnell joins the Company.

Promotion of Mr. Gordon to Chief Operating Officer

In connection with his promotion to Chief Operating Officer, the Company and Mr. Gordon entered into a Second Amendment to Executive Employment Agreement (the “Second Amendment”), which amends the previously disclosed employment agreement between the Company and Mr. Gordon to (i) increase his base salary to $675,000, (ii) provide that the target level for his annual performance bonus for the 2016 performance year and subsequent years will be 100% of his base salary, and (iii) provide that in connection with his retirement from the Company, Mr. Gordon and the Company will enter into a Consulting and General Release Agreement in the form attached to the Amended Agreement as Exhibit A (the “Consulting Agreement”), which Consulting Agreement will be effective as of Mr. Gordon’s designated retirement date.

Under the Consulting Agreement, Mr. Gordon will continue to perform such duties and special projects as he is assigned by the Company and shall be paid his regular existing compensation and benefits until his termination date provided for in the agreement. After such time, Mr. Gordon will provide advice and consultation as reasonably requested by the Company in connection with his knowledge, expertise and areas of prior responsibility for a period of five months following his termination date. Additionally, the Company will agree to reimburse Mr. Gordon for all expenses incurred in connection with the performance of his consulting services and pay Mr. Gordon a consulting fee of (i) an amount equal to his then existing salary for the initial first and second months of the consulting term and (ii) $5,000 per month for the third, fourth and fifth months of the consulting term. Within 75 days of the commencement of the consulting term, the Consulting Agreement requires the Company to pay Mr. Gordon a lump sum payment, less applicable withholdings, of $18,000 in lieu of any medical or other benefits during the consulting term.

The Consulting Agreement also provides that certain terms of Mr. Gordon’s Executive Employment Agreement, as amended, will survive termination of such agreement and that the term related to competitive business activities in Section 6.3 of such agreement shall be extended for the first two months following his termination date and continue for a period of two years thereafter. The Consulting Agreement also contains a mutual nondisparagement clause. In consideration of the benefits contained in the Consulting Agreement, including the monthly consulting fees, the Consulting Agreement contains a current release of claims and covenant not to sue.

The foregoing description of the Second Amendment, including the description of the Consulting Agreement contained therein, is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Mr. McDonnell as Chief Financial Officer

Mr. McDonnell, age 51, has served as the Executive Vice President and Chief Financial Officer of Intelsat S.A., a leading global provider of satellite services, since July 2011 and as the Executive Vice President and Chief Financial Officer of its subsidiary, Intelsat Investments S.A., from November 2008 to May 2013. He previously served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of MCG Capital Corporation, a publicly-held commercial finance company, from August 2006 through October 2008, and as its Executive Vice President, Chief Financial Officer and Treasurer from September 2004 to October 2008. Before joining MCG Capital Corporation, Mr. McDonnell served as Executive Vice President and Chief Financial Officer for EchoStar Communications Corporation (f/k/a DISH Network Corporation), a direct-to-home satellite television operator, from July 2004 to August 2004 and as its Senior Vice President and Chief Financial Officer from August 2000 to July 2004. Mr. McDonnell spent 14 years at PricewaterhouseCoopers LLP, including four years as a partner. He also served on the board of directors of Catalyst Health Solutions, Inc., a pharmacy benefit management company, from 2005 to 2012. Mr. McDonnell has a Bachelor of Science degree in accounting from Georgetown University and is a certified public accountant.

In connection with his appointment as the Company’s Chief Financial Officer, the Company and Mr. McDonnell entered into a Letter Agreement dated October 14, 2015 (the “Letter Agreement”). Under the Letter Agreement, Mr. McDonnell will receive a base salary of $650,000, subject to annual or more frequent review, and a one-time signing bonus in the amount of $1,000,000, payable in two equal installments: 50% within 30 days following Mr. McDonnell’s start date and 50% on or before March 15, 2016. Mr. McDonnell must repay the signing bonus if his employment is terminated by the Company for Cause, or by Mr. McDonnell without Good Reason, each as defined in the Letter Agreement, prior to March 15, 2017.

During Mr. McDonnell’s employment, he will be eligible to participate in the Company’s annual incentive plan for executives on the same terms and conditions as other similarly situated executives, with an annual target bonus opportunity equal to 85% of his base salary. The Letter Agreement provides that, subject to the terms and conditions of the incentive plan, Mr. McDonnell will be guaranteed an annual bonus equal to at least 85% of his base salary for the 2016 calendar year, and that he will not be eligible for a prorated annual bonus for the 2015 calendar year.

Pursuant to the approval of the Compensation and Talent Development Committee of the Company’s Board of Directors (the “Committee”), Mr. McDonnell will receive a one-time equity award in the form of time-based restricted stock units (“RSUs”) with an aggregate grant date dollar value equal to $2,500,000, which will vest in equal 25% installments over four years subject to certain terms of acceleration in the event of Mr. McDonnell’s termination as more fully described in the Letter Agreement. The Letter Agreement also provides that, pursuant to the approval of the Committee, for the 2016 calendar year, management will recommend an aggregate grant date value of equity awards for Mr. McDonnell of $1,000,000. For each full calendar year of employment after 2016, Mr. McDonnell will be eligible to receive an annual equity award determined by the Committee in its discretion, which awards are to be no less favorable in amount, terms and conditions than those that apply to similarly situated executive officers of the Company.

The Letter Agreement provides that it is expected that Mr. McDonnell will relocate to the Raleigh-Durham, North Carolina area in the summer of 2017, and that prior to relocation, the Company will reimburse the cost of traveling to and staying at the Company’s headquarters. Mr. McDonnell will be eligible to participate in the employee benefits plans and programs generally available to the Company’s senior executives.

If Mr. McDonnell’s employment with the Company is terminated by the Company other than for Cause or by Mr. McDonnell for Good Reason, each as defined in the Letter Agreement, then, subject to Mr. McDonnell’s execution and non-revocation of a release of claims in a form provided by the Company, Mr. McDonnell will be eligible to receive severance in an aggregate amount equal to his base salary plus target bonus in effect for the year of termination, payable in equal installments on the Company’s regular payroll schedule. In addition, if the Company waives any or all of the 90-day notice period for termination described in the Letter Agreement, then in addition to other severance amounts due, (i) the Company will pay to him an amount equal to his base salary for the number of days waived plus any earned but unpaid bonus that otherwise would have been paid during the notice period under the terms of the annual incentive plan for executives and (ii) any unvested equity with vesting dates that occur during the notice period would vest as though Mr. McDonnell had remained employed during the waived notice period. Mr. McDonnell will be eligible to participate in any change in control severance plan adopted by the Company in the future on the same terms and conditions as would be in effect under such plan for similarly situated executives.

The Letter Agreement is conditional upon Mr. McDonnell’s execution of the Company’s Non-Competition, Non-Solicitation, Confidentiality and IP Agreement (the “Non-Competition Agreement”), a form of which is attached as Exhibit 10.2 hereto and incorporated herein by reference. The Non-Competition Agreement includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 12 months following his termination of employment for any reason.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

The Company issued a press release announcing the promotion of Mr. Gordon to Chief Operating Officer and the appointment of Mr. McDonnell as Chief Financial Officer, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment, dated October 14, 2015, to Executive Employment Agreement, effective July 30, 2010, between Kevin K. Gordon and Quintiles Transnational Corp.

10.2	Form of Non-Competition, Non-Solicitation, Confidentiality and IP Agreement.

10.3	Letter Agreement, dated October 14, 2015, between Michael McDonnell and Quintiles Transnational Corp.

99.1	Press Release regarding appointment of chief operating officer and chief financial officer dated October 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2015	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ James H. Erlinger III
James H. Erlinger III
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment, dated October 14, 2015, to Executive Employment Agreement, effective July 30, 2010, between Kevin K. Gordon and Quintiles Transnational Corp.

10.2	Form of Non-Competition, Non-Solicitation, Confidentiality and IP Agreement.

10.3	Letter Agreement, dated October 14, 2015, between Michael McDonnell and Quintiles Transnational Corp.

99.1	Press Release regarding appointment of chief operating officer and chief financial officer dated October 19, 2015.